SUB-ITEM 77I
             Terms of New or Amended Securities


    FUND          New Class         12b-1        cdsc
                    (Date)

Tax Smart       Class A             0.25%   5.75% sales
Equity          (04/15/99)                  charge
                Class B             1.00%   none
                (10/01/99)
                Class C             1.00%   1.00% ( 1
                (10/01/99)                  yr.)